Exhibit 16.1
April 30, 2008

Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, N.W.
Washington, DC 20549

RE: Provision Holding, Inc.

Ladies and Gentlemen:

We have read the statements of Provision Holding, Inc. pertaining to our Firm included under Item 4.01 of Form 8-K dated April 30, 2008 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

By:	/s/ Jaspers + Hall PC
Jaspers + Hall PC